Detail of Sale for Jeffrey N. West on July 31, 2007
3,334 Shares of MGLN stock

Shares

Sale Price
330

42.0300

400

42.2000

130

42.2200

200

42.2400

654

42.2500

330

42.2600

330

42.3500

330

42.1800

330

42.3700

300

42.9100